UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): January 7, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure; Item 8.01 Other Events.

Maxar Technologies Inc. (“Maxar” or the “Company”) is filing this Current Report on Form 8-K to announce that its WorldView-4 satellite experienced a failure in its control moment gyros (“CMGs”), preventing the satellite from collecting imagery due to the loss of an axis of stability.

Efforts are ongoing in conjunction with its suppliers in an attempt to restore satellite functionality, but thus far these efforts have been unsuccessful. At this time, Maxar believes that WorldView-4 will likely not be recoverable and will no longer produce usable imagery. Maxar operations has put the WorldView-4 satellite in a safe configuration and will continue to monitor the satellite’s location and health. The satellite was built by Lockheed Martin and the CMGs were provided by Honeywell.

WorldView-4 was acquired by GeoEye prior to its merger with DigitalGlobe in 2013. It was launched in November 2016 and generated revenues of approximately $85 million in fiscal year 2018. The satellite had a net book value of approximately $155 million, including related assets, as of December 31, 2018. If the satellite is not recoverable, then the net book value will be written off in Q4-2018.  Contingency planning and mitigation efforts are underway to assess the use of the Company’s other satellites and outside resources to replace imagery collected by WorldView-4 and meet as much of the existing customer commitments and obligations as possible. The Company currently believes it will be able to offset $10 to 15 million of the annual revenue from WorldView-4 and will work to minimize the potential impact on Maxar’s financial results in future years.

The WorldView-4 satellite is insured for $183 million, and Maxar intends to seek full recovery for the loss of WorldView-4 under its insurance policies. The Company will provide further updates on this matter as new information becomes available.

Forward-Looking Statements

Certain statements and other information included in this Current Report constitute “forward-looking information” or “forward-looking statements” (collectively, “forward-looking statements”) under applicable securities laws. Statements including words such as “may”, “will”, “could”, “should”, “would”, “plan”, “potential”, “intend”, “anticipate”, “believe”, “estimate” or “expect” and other words, terms and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, as well as other statements referring to or including forward-looking information included in this Current Report.

Forward-looking statements are subject to various risks and uncertainties which could cause actual results to differ materially from the anticipated results or expectations expressed in this Current Report. As a result, although management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, the risk factors and other disclosures about the Company and its business included in the Company’s continuous disclosure materials filed from time to time with U.S. and Canadian securities regulatory authorities, which are available online under the Company's EDGAR profile at www.sec.gov, under the Company’s SEDAR profile at www.sedar.com, or on the Company's website at www.maxar.com.

The forward-looking statements contained in this Current Report are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this Current Report or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this Current Report as a result of new information or future events, except as may be required under applicable securities legislation.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  January 7, 2019

Maxar Technologies Inc.

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Senior Vice President, Chief Legal Officer, General Counsel and Corporate Secretary